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                                                                     EXHIBIT 5.2

                   [Letterhead of HLI Operating Company, Inc.]


                                           October ___, 2003



HLI Operating Company, Inc. and each of
         the entities listed on Schedule I hereto
15300 Centennial Drive
Northville, Michigan  48167


                  Re:      HLI Operating Company, Inc.
                           10 1/2% Senior Notes due 2010
                           Registration Statement on Form S-4

Ladies and Gentlemen:

                  I am the General Counsel and Secretary of HLI Operating Company, Inc., a Delaware corporation (the "Company"), and in such capacity have acted as counsel to the Company and the Guarantors (as defined below) in connection with the public offering of $250,000,000 aggregate principal amount of the Company's 10 1/2% Senior Notes due 2010 (the "Exchange Notes") and the guarantees thereof (the "Guarantees") by HLI Parent Company, Inc., a Delaware corporation and the holder of all of the issued and outstanding common stock of the Company ("HLI Parent"), Hayes Lemmerz International, Inc., a Delaware corporation and the sole stockholder of HLI Parent ("Hayes"), and the subsidiaries of the Company set forth on Schedule I hereto (collectively with HLI Parent and Hayes, the "Guarantors"). The Indenture, dated as of June 3, 2003 (as amended and supplemented, the "Indenture"), by and among the Company, the guarantors party thereto and U.S. Bank National Association, as Trustee (the "Trustee"), provides for the guarantee of the Exchange Notes by each of the Guarantors to the extent set forth in the Indenture. The Exchange Notes are to be issued pursuant to an exchange offer (the "Exchange Offer") for a like principal amount of the Company's issued and outstanding 10 1/2% Senior Notes due 2010 (the "Original Notes"), together with the guarantees thereof, as contemplated by the Registration Rights Agreement, dated as of June 3, 2003 (the "Registration Rights Agreement"), by and among the Company, the guarantors party thereto and Citigroup Global Markets Inc. and Lehman Brothers Inc., the initial purchasers of the Original Notes.


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HLI Operating Company, Inc. and each of
         the entities listed on Schedule I hereto
October ___, 2003
Page 2


                  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

                  In connection with this opinion, I have examined, or have caused those acting under my supervision to examine, and relied upon originals or copies, certified or otherwise identified to my satisfaction, of (i) an executed copy of the Registration Rights Agreement; (ii) an executed copy of the Indenture; (iii) the certificate of incorporation and by-laws or comparable organizational documents of each of the Guarantors that is incorporated under the laws of the States of Michigan, Indiana, Ohio and Pennsylvania, as set forth on Schedule II hereto (the "Non-DE/TX Guarantors"), each as in effect on the date hereof; (iv) certain resolutions adopted by the board of directors of each of the Non-DE/TX Guarantors relating to the Exchange Offer, the issuance of the Guarantees, the Indenture and related matters; and (v) executed copies of the Guarantees. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Non-DE/TX Guarantors and such agreements, certificates of public officials, certificates of officers or other representatives of the Company, the Non-DE/TX Guarantors and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.


                  In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making my examination of documents executed or to be executed, I have assumed that all parties thereto (other than the Non-DE/TX Guarantors) had or will have the power, corporate or other, to enter into and perform all obligations thereunder and I have also assumed the due authorization by all requisite action, corporate or other, by all parties thereto (other than the Non-DE/TX Guarantors), and the execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties. As to any facts material to the opinions expressed herein which I have not independently established or verified, I have relied upon statements and representations of


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HLI Operating Company, Inc. and each of
         the entities listed on Schedule I hereto
October ___, 2003
Page 3


officers and other representatives of the Company, the Guarantors and others and of public officials.

                  My opinions set forth herein are limited to the Michigan Business Corporation Act, the Ohio Revised Code, the Indiana Business Corporation Law and the Pennsylvania Business Corporation Law ("Opined on Law"). I do not express any opinion with respect to the laws of any other jurisdiction other than Opined on Law or as to the effect of any such laws on the opinions herein stated.

                  Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that:

         1. Each of the Non-DE/TX Guarantors has been duly incorporated and is validly existing and in good standing under the laws of the state of its incorporation.

         2. Each of the Non-DE/TX Guarantors has the corporate power and authority to execute, deliver and perform all of its obligations under the Indenture and the Guarantee to which it is a party.

         3. The execution and delivery by the Non-DE/TX Guarantors of the Indenture and the Guarantees to which the Non-DE/TX Guarantors are parties and the consummation by the Non-DE/TX Guarantors of the transactions contemplated thereby have been duly authorized by all requisite corporate action on the part of the Non-DE/TX Guarantors.

         4. The execution and delivery by the Non-DE/TX Guarantors of the Indenture and the Guarantees to which the Non-DE/TX Guarantors are parties and the performance by the Non-DE/TX Guarantors of their respective obligations thereunder do not and will not violate, conflict with or constitute a breach or default under the certificate of incorporation or the bylaws or comparable organizational documents of any such Non-DE/TX Guarantor.
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HLI Operating Company, Inc. and each of
         the entities listed on Schedule I hereto
October ___, 2003
Page 4


         I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also consent to the reference to me under the caption "Legal Matters" in the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                Very truly yours,






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                                   SCHEDULE I

Hayes Lemmerz International, Inc., a Delaware corporation
HLI Parent Company, Inc., a Delaware corporation
HLI Wheels Holding Company, Inc., a Delaware corporation
HLI Powertrain Holding Company, Inc., a Delaware corporation
HLI Commercial Highway Holding Company, Inc., a Delaware corporation
HLI Brakes Holding Company, Inc., a Delaware corporation
HLI Services Holding Company, Inc., a Delaware corporation
Hayes Lemmerz International - La Mirada, Inc., a Delaware corporation
Hayes Lemmerz International - Sedalia, Inc., a Delaware corporation
Hayes Lemmerz International - Bowling Green, Inc., a Delaware corporation Hayes Lemmerz International - Commercial Highway, Inc., a Delaware corporation Hayes Lemmerz International - California, Inc., a Delaware corporation
Hayes Lemmerz International - Georgia, Inc.,  a Delaware corporation
Hayes Lemmerz International - Homer, Inc.,  a Delaware corporation
Hayes Lemmerz International - Huntington, Inc.,  a Delaware corporation
Hayes Lemmerz International - Kentucky, Inc.,  a Delaware corporation
Hayes Lemmerz International - Mexico, Inc.,  a Delaware corporation
Hayes Lemmerz International - Texas, Inc., a Texas corporation
HLI Netherlands Holdings, Inc., a Delaware corporation
Hayes Lemmerz International - Laredo, Inc., a Texas corporation
Hayes Lemmerz International Import, Inc., a Delaware corporation
Hayes Lemmerz International - Howell, Inc., a Michigan corporation
Hayes Lemmerz International - CMI, Inc., a Michigan corporation
Hayes Lemmerz International - Bristol, Inc., a Michigan corporation
Hayes Lemmerz International - Cadillac, Inc., a Michigan corporation
Hayes Lemmerz International - Equipment & Engineering, Inc., a Michigan
                              corporation
Hayes Lemmerz International - Montague, Inc., a Michigan corporation
Hayes Lemmerz International - PCA, Inc., a Michigan corporation
Hayes Lemmerz International - Petersburg, Inc., a Michigan corporation
Hayes Lemmerz International - Southfield, Inc., a Michigan corporation
Hayes Lemmerz International - Technical Center, Inc., a Michigan corporation Hayes Lemmerz International - Transportation, Inc., a Michigan corporation Hayes Lemmerz International - Wabash, Inc., an Indiana corporation
HLI Summerfield Realty Corp., a Michigan corporation
HLI Realty, Inc., a Michigan corporation
CMI - Quaker Alloy, Inc., a Pennsylvania corporation


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                                   SCHEDULE II

Hayes Lemmerz International - Howell, Inc., a Michigan corporation
Hayes Lemmerz International - CMI, Inc., a Michigan corporation
Hayes Lemmerz International - Bristol, Inc., a Michigan corporation
Hayes Lemmerz International - Cadillac, Inc., a Michigan corporation
Hayes Lemmerz International - Equipment & Engineering, Inc., a Michigan
                              corporation
Hayes Lemmerz International - Montague, Inc., a Michigan corporation
Hayes Lemmerz International - PCA, Inc., a Michigan corporation
Hayes Lemmerz International - Petersburg, Inc., a Michigan corporation
Hayes Lemmerz International - Southfield, Inc., a Michigan corporation
Hayes Lemmerz International - Technical Center, Inc., a Michigan corporation Hayes Lemmerz International - Transportation, Inc., a Michigan corporation Hayes Lemmerz International - Wabash, Inc., an Indiana corporation
HLI Summerfield Realty Corp., a Michigan corporation
HLI Realty, Inc., a Michigan corporation
CMI - Quaker Alloy, Inc., a Pennsylvania corporation